Exhibit 4

JOINT FILING AGREEMENT

         The undersigned parties hereby agree that this Amendment No. 6 to Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.10 per share, of Lumenis Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: February 12, 2014

XT HI-TECH INVESTMENTS (1992) LTD.

By: /s/ Yoav Doppelt
Name: Yoav Doppelt

XT HOLDINGS LTD.

 By: /s/ Yossi Rosen
 Name: Yossi Rosen
 Title: President

LYNAV HOLDINGS LTD.

By: /s/ Yossi Rosen
Name: Yossi Rosen
Title: Director